UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

NATIONAL COAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 22, 2010

YOUR VOTE IS IMPORTANT TO US

Dear National Coal Shareholder:

We value your input as a holder of National Coal Corp. common stock. To date, our records indicate that we have not received your vote on the proposed merger with Ranger Energy Investments, to be presented at our upcoming Special Meeting of Shareholders, which will be held on Thursday, December 2, 2010, at the Hilton Knoxville Airport in Alcoa, Tennessee at 10:00 am local time.

The National Coal Corp. Board of Directors urges you to vote your shares “FOR” the merger proposal. You may choose to vote by mail, by telephone or via the Internet. For your convenience, a duplicate proxy card and return envelope are enclosed, along with telephone and Internet voting instructions.

If you already have voted, we thank you for your response and your continued support.

Thank you for your investment in National Coal Corp. and your consideration of this matter.

Sincerely,

/s/ Daniel A. Roling

Daniel A. Roling

President and Chief Executive Officer